MEMORANDUM OF UNDERSTANDING

On September 29, 2011, Coghlan Family Corporation ("CFC") loaned MIP Solutions, Inc. (the "Company") the sum of One Hundred Fifty Thousand ($150,000) Dollars evidenced by a Promissory Note, Security Agreement and Common Stock Purchase Warrant.

The promissory note was originally due on March 29, 2012. CFC extended the due dates. The note was due on August 1, 2012. On June 25, 2012, CFC terminated the Security Agreement.

Coghlan Family Corporation agrees to modify the promissory note evidenced by the First Amendment to the Promissory Note upon the following terms:

1. Maker, AWG International Water Corporation, formerly known as MIP Solutions, Inc. will pay $25,000 thereby reducing the principal balance to $100,000.

2. CFC agrees to surrender the Common Stock Purchase Warrant dated September 29, 2012 for cancellation.

3. CFC agrees to reduce the interest rate on the original note from 12% to 9% per annum.

4. CFC agrees to extend the due date to May 1, 2013.

5. CFC agrees to surrender the original note and Warrant Agreement to Maker upon presentation of this signed memorandum and the First Amendment to the Promissory Note dated August 1, 2012.

Dated this 1st day of August, 2012.

COGHLAN FAMILY CORPORATION

By: John Coghlan
Title: President

AWG INTERNATIONAL WATER CORP.

By: Jeff Stockdale
Title: President